                              AMENDMENT NUMBER ONE
                                       TO
                    RESTATED AND AMENDED EMPLOYMENT CONTRACT
                                       OF
                                 ROBERT L. GREEN

     This Amendment Number One ("Amendment") is made as of August 1, 1989, to the Restated and Amended Employment Contract (the "Contract") dated as of June 1, 1988, between Community Psychiatric Centers, a Nevada corporation ("CPC"), and Robert L. Green, an individual ("Green").

                                    RECITALS

     A.   CPC employs Green pursuant to the Contract.

     B. CPC has transferred its dialysis and home health businesses to its wholly owned subsidiary, Vivra, Inc., a Delaware corporation ("Vivra") and proposes to distribute all of Vivra's capital stock to CPC's shareholders (the "Spinoff"). It is in the best interests of CPC and its shareholders and Vivra that Green be employed as Vivra's Chief Executive Officer, and Green desires to be so employed. Therefore, CPC and Green desire to terminate the Employment Term of the Contract pursuant to all the terms and conditions of this Amendment.

     NOW, THEREFORE, IT IS AGREED:

     1. Termination of Employment Term. Paragraph 2.1 of the Contract is hereby amended to provide that the Employment Term of the Contract shall terminate on August 31, 1989.

     2. Post-Employment Term. Paragraph 2.2 of the Contract is hereby amended to provide that the Post-Employment Term of the Contract shall commence on September 1, 1989.

     3. Salary. Green's salary shall be increased to Four Hundred Fifty Thousand Dollars ($450,000) per year commencing as of December 1, 1988 and shall continue at that rate through November 30, 1989.

     4. Noncompetition. The noncompetition covenant contained in paragraph 4.1.2(a) is amended to provide that neither Green's employment by Vivra will nor any actions taken in the course and scope of that employment are or be a violation thereof.

     5. Post-Employment Term Compensations. Green's compensation during the Post-Employment Term shall be calculated pursuant to paragraph 4.2.2 of the Contract as if the Employment Term had ended on November 30, 1989.

     6. Effect of Amendment. Except as amended hereby, the Contract shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment Number One to Restated and Amended Employment contract of Robert L. Green has been executed by the parties on the date set forth opposite their names.


September 11, 1989.      /s/ Robert L. Green
                         --------------------------------
                         Robert L. Green

                         COMMUNITY PSYCHIATRIC CENTERS

September 14, 1989.      By:  /s/ James W. Conte
                              ---------------------------
                              James W. Conte, President

                              AMENDMENT NUMBER TWO
                                       TO
                    RESTATED AND AMENDED EMPLOYMENT CONTRACT


          This Amendment Number Two to Restated and Amended Employment Contract ("Amendment") is made as of December 1, 1989 between Robert L. Green, an individual ("Green") and Community Psychiatric Centers, a Nevada corporation ("CPC").

                                    RECITALS

     A. Effective June 1, 1988, Green and CPC entered into a Restated and Amended Employment Contract (the "Contract"). All capitalized terms in this Amendment have the same meanings as in the Contract.

     B. On August 31, 1989, the Employment Term of the Contract ended and, by agreement of Green and CPC, the Post-Employment Term began on December 1, 1989. On September 1, 1989, Green became the President, Chief Executive Officer and Chairman of the Board of Directors of VIVRA, Incorporated, a Delaware corporation ("VIVRA") and since that day has been and now is in the full-time employ of VIVRA.

     C. Paragraph 4.2.1 of the Contract obliges CPC to provide certain benefits to Green during the Post-Employment Term. This Amendment is intended to clarify and define CPC's obligations pursuant to paragraph 4.2.1 of the Contract during the Post-Employment Term.

          NOW, THEREFORE, IT IS AGREED:

     1. Office and Secretary. Recognizing that Vivra currently provides him with office space and secretarial assistance, CPC shall pay Green Two Thousand Dollars ($2,000) per month while he continues in the full-time employment of VIVRA, in lieu of providing the suitable office space and secretarial assistance referred to in paragraph 4.2.1 of the Contract. Such payments shall fully discharge CPC's obligations to provide such space and assistance during the periods for which they are made. However, if and as soon as Green's employment by VIVRA terminates or VIVRA ceases to provide him with such office space and secretarial assistance as at present, paragraph 4.2.1 of the Contract shall govern his entitlement to such benefits.

     2. Automobile. CPC is now providing and will continue to provide Green with an automobile of his choice and will reimburse Green for all of his expenses incurred for personal use or for CPC's business, but not for expenses for VIVRA's business.

     3. Group Insurance. CPC will continue to carry Green as an insured under its group travel insurance policy and group medical, dental and hospital policy pursuant to and subject to the terms of paragraphs 3.4 and 4.2.1(a) of the Contract.

     4. Profit Sharing Plan. CPC has been advised by special counsel that Green is/is not currently entitled to participate in CPC's Profit Sharing Plan. CPC will review his status in this respect annually.

     5. Except as specifically provided in this Amendment, the Contract shall remain in full force and effect.

          IN WITNESS WHEREOF this Amendment has been executed and delivered by the parties on the dates set forth opposite their names.

Dated:  February 27, 1991          /s/ Robert L. Green
                                   ------------------------------
                                   Robert L. Green

                                   COMMUNITY PSYCHIATRIC CENTERS

Dated:  February 25, 1991    By:   /s/ Richard L. Conte
                                   ------------------------------
                                   Richard L. Conte, President